EXHIBIT 11


                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of January 10, 2003 (this "Agreement"), by and among Nortel Networks Inc., a Delaware corporation (the "Seller"), and the purchasers listed on Exhibit A attached hereto (each, a "Purchaser" and collectively, the "Purchasers").

          The parties hereto agree as follows:

                                   ARTICLE I.

                           Purchase and Sale of Stock

         Section 1.1. Purchase and Sale of Stock. Upon the following terms and conditions, and in consideration of and in express reliance upon such terms and conditions and the representations, warranties and covenants of this Agreement, the Seller shall sell to the Purchasers, and the Purchasers shall purchase from the Seller, an aggregate of 101,942,950 shares of common stock, par value $.001 per share (the "Shares") at a price per share of $.02943, of FiberNet Telecom Group, Inc., a Delaware corporation (the "Company"), in the amounts and at the aggregate cash purchase prices (each a "Purchase Price") set forth opposite their respective names on Schedule 1.1 hereto. The aggregate Purchase Price is $3,000,000.

         Section 1.2. Closing. The closing (the "Closing") of the purchase and sale of the Shares to be acquired by the Purchasers from the Seller under this Agreement shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 10:00 a.m., New York time (i) on or before January 10, 2003, provided, that all of the conditions set forth in Article IV hereof shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Seller may agree upon (such date on which the Closing occurs, the "Closing Date"). At the Closing, the Seller shall deliver or cause to be delivered to each Purchaser all certificates representing the number of Shares that such Purchaser is purchasing pursuant to the terms hereof, together with such stock powers duly endorsed in blank as the Purchasers may request, and all other appropriate instruments of transfer, or shall provide, in conjunction with the Company, for the delivery of the Shares by the Company's transfer agent to the Purchasers. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an account designated by the Seller.

                                   ARTICLE II.

                         Representations and Warranties

         Section 2.1. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date, as follows:

         (a) Organization, Good Standing and Power. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Seller is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdictions (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any condition, circumstance, or situation that would prohibit or hinder the Seller from executing this Agreement and/or performing any of its obligations hereunder or thereunder in any material respect.

         (b) Authorization; Enforcement. The Seller has the requisite power and authority to enter into and perform this Agreement and to sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization is required for the Seller to effect the transactions contemplated by this Agreement. When executed and delivered by the Seller, this Agreement shall constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not and will not (i) violate any provision of the Seller's Certificate of Incorporation or Bylaws, each as amended to date, (ii) assuming the execution and delivery of those documents set forth in Section 4.1(e) hereof, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Seller is a party or by which any of the Seller's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Seller or by which any property or asset of the Seller is bound or affected, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Seller is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof.

         (d) Title to Shares. The Seller has the right to transfer good, valid and marketable title in and to all of the Shares, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances.

         (e) Certain Fees. The Seller has not employed any broker or finder or incurred any liability for any brokerage, investment banking, commission, finders', structuring or financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

         (f) Offering. No form of general solicitation or general advertising (as defined in Regulation D of the Securities Act of 1933, as amended) was used by the Seller or any of its respective representatives in connection with the offer and sale of the Shares hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or other meeting whose attendees have been invited by any general solicitation or general advertising.

         Section 2.2. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Seller with respect solely to itself and not with respect to any other Purchaser, as of the date hereof and as of the Closing Date, as follows:

         (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

         (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate (or other organizational) action, and no further consent or authorization is required for such Purchaser to effect the transactions contemplated by this Agreement. When executed and delivered by the Purchaser, this Agreement shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) No Conflict. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of the Purchaser's charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Purchaser's ability to perform its obligations under this Agreement.

         (d) Acquisition for Investment. The Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution. The Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares, to or through any person or entity.

         (e) Assessment of Risks. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company (by virtue of its purchase of Shares hereunder), (ii) is able to bear the financial risks associated with an investment in the Shares and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation with respect to the Shares.

         (f) No General Solicitation. The Purchaser acknowledges that the Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

         (g) Accredited Investor. The Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended).

         (h) Legend. The Purchaser hereby acknowledges and agrees that the certificates representing the Shares may contain the following, or a substantially similar, legend, which legend shall be removed only upon receipt by the Company of an opinion of its counsel, which opinion shall be satisfactory to the Company, that such legend may be so removed:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FIBERNET TELECOM GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

         (i) Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage, investment banking, commission, finders', structuring or financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

         (j) Reliance on Representations. The Seller is hereby expressly permitted to rely on the Purchaser's representations and warranties set forth in Sections 2.2(d) through (h), inclusive.

                                  ARTICLE III.

                            Covenants of the Parties

         Section 3.1. Covenants. The parties hereto hereby covenant with each other as follows, which covenants are for the benefit of such parties and their respective permitted assigns:

         (a) Further Assurances. From and after the Closing Date, upon the request of any Purchaser or the Seller, the Seller and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         (b) Commercially Reasonable Efforts. Each party hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all regulatory and other filings required by applicable law as promptly as practicable after the date hereof.

                                   ARTICLE IV.

                                   Conditions

         Section 4.1. Conditions Precedent to the Obligation of the Seller to Close and to Sell the Shares. The obligation hereunder of the Seller to close and sell the Shares to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below:

         (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

         (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

         (c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) Delivery of Purchase Price. The Purchase Price for the Shares shall have been delivered to the Seller.

         (e) Transaction Documents. The Seller shall have received executed copies of (i) the Agreement, Limited Waiver and Ninth Amendment among FiberNet Operations, Inc., Devnet L.L.C., and the lenders under the Company's senior credit facility named therein, (ii) Debt Exchange Agreement dated as of January 10, 2003 by and among the Seller and the Company, (iii) Amendment and Waiver to the Investor's Rights Agreement and Stockholders Agreement dated as of January 10, 2003 by and among the Company and the lenders under the Company's senior credit facility, and (iv) Warrant Agreement Amendment No. 2 dated as of January 10, 2003 by and among FiberNet Operations, Inc., Devnet L.L.C. and the lenders under the Company's senior credit facility named therein.

The conditions set forth in this Section 4.1 are for the Seller's sole benefit and may be waived only by the Seller at any time in its sole discretion.

         Section 4.2. Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares. The obligation hereunder of the Purchasers to purchase the Shares and to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below:

         (a) Accuracy of the Seller's Representations and Warranties. Each of the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

         (b) Performance by the Seller. The Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing.

         (c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) Certificates. The Seller shall have delivered to the Purchasers certificates representing the Shares being acquired by the Purchasers at the Closing together with such stock powers duly endorsed in blank as the Purchasers may request or made such other arrangements with the Company's transfer agent for delivery of certificates representing the Shares reasonably satisfactory to the Purchasers.

         (e) Opinion of Counsel. At the Closing, the Purchaser shall have received an opinion of counsel to the Seller, dated the date of the Closing, in the form of Exhibit B hereto.

         (f) Common Stock Purchase Agreement. The transactions contemplated by the Common Stock Purchase Agreement by and among the Company and the Purchasers shall have been consummated.

The conditions set forth in this Section 4.2 are for each Purchaser's sole benefit and may be waived only by a Purchasers (only with respect to such Purchaser) at any time in its sole discretion.

                                   ARTICLE V.

                                  Miscellaneous

         Section 5.1. Fees and Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         Section 5.2. Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement (written or oral) of the parties hereto with respect to the subject matter hereof and, except as specifically set forth herein, neither the Seller nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by each party hereto. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each such party and its permitted assigns.

         Section 5.3. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Seller:                  Nortel Networks Inc.
                                   MS 991-15-A40
                                   2221 Lakeside Boulevard
                                   Richardson, TX 75082
                                   Attn: Customer Finance
                                   Fax No.:  (972) 684-3679

If to any Purchaser:               At the address of such Purchaser set forth on
                                   Exhibit A attached hereto.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

         Section 5.4. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 5.5. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 5.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party hereto may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be void ab initio.

         Section  5.7.  No Third  Party  Beneficiaries.  Except as  provided  in
Section 2.2(j) hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

         Section 5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

         Section 5.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

         Section 5.10. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 5.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR LITIGATION OF ANY TYPE BROUGHT BY ANY SUCH PARTY AGAINST ANY OTHER PARTY HERETO, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OTHER PARTY HERETO TO ENTER INTO THIS AGREEMENT.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                       NORTEL NETWORKS INC.




                                       By:  /s/ Elias Makris
                                          -----------------------------------
                                          Name:  Elias Makris
                                          Title: Director, Customer Finance





                                       PURCHASERS:


                                       SDS MERCHANT FUND, L.P.


                                       By:  /s/ Scott E. Derby
                                          -----------------------------------
                                          Name: Scott E. Derby
                                          Title: General Counsel


                                       SARGON CAPITAL INTERNATIONAL FUND LTD.


                                       By:  /s/ Margaret Chu
                                          -----------------------------------
                                          Name: Margaret Chu
                                          Title: Manager


                                       DMG LEGACY FUND LLC


                                       By:  /s/ Thomas McAuley
                                          ------------------------------------
                                          Name:  Thomas McAuley
                                          Title: Chief Investment Officer

                                       DMG LEGACY INSTITUTIONAL FUND LLC


                                       By:  /s/ Thomas McAuley
                                          ------------------------------------
                                          Name:  Thomas McAuley
                                          Title: Chief Investment Officer


                                       DMG LEGACY INTERNATIONAL LTD.


                                       By:  /s/ Thomas McAuley
                                          ------------------------------------
                                          Name:  Thomas McAuley
                                          Title: Chief Investment Officer


                                       STEVE DERBY


                                       By:  /s/ Steve Derby
                                          ------------------------------------


                                       BURNHAM HILL HOLDINGS LLC


                                       By:  /s/ Cass Gunther
                                          ------------------------------------
                                          Name:  Cass Gunther
                                          Title: Managing Member


                                        WILLIAM KING


                                        By:  /s/ William King
                                           -----------------------------------


                                        GERALD WOLFE


                                        By:  /s/ Gerald Wolfe
                                           -----------------------------------


                                        ILLEGIBLE


                                        By:  /s/ illegible
                                           -----------------------------------

                                        JERDAN ENTERPRISES


                                        By:  /s/ Myles Jerdan
                                           -----------------------------------
                                           Name:  Myles Jerdan
                                           Title: President


                                        BEDDING DISCOUNTERS, INC.


                                        By:  /s/ Elliot Sobol
                                           -----------------------------------
                                           Name:  Elliot Sobol
                                           Title: President


                                        ASHRAF ABDELAAL & KATHRYN CAPO


                                        By:  /s/ Ashraf Abdelaal
                                           -----------------------------------


                                        By:  /s/ Kathryn M. Cafo
                                           -----------------------------------


                                        MICHAEL POKEL


                                        By:  /s/ Michael Pokel
                                           -----------------------------------


                                        STONESTREET LIMITED PARTNERSHIP


                                        By:  /s/ Michael Finkelstein
                                           -----------------------------------
                                           Name:  Michael Finkelstein
                                           Title: President


                                        GREENWICH GROWTH FUND, LTD.


                                        By:  /s/ Arthur Jones
                                           -----------------------------------
                                           Name: Arthur Jones
                                           Title: Director

                                        01144 LTD.


                                        By:  /s/ Ian McKinnon
                                           -----------------------------------



                                        ALLEN WEISS


                                        By:  /s/ Allen Weiss
                                           -----------------------------------

                                        JAMES K. LEHMAN


                                        By:  /s/ James K. Lehman
                                           -----------------------------------


                                        STUART JACOBSON


                                        By:  /s/ Stuart Jacobson
                                           -----------------------------------


                                        GERARD J. D'ANDUANO


                                        By:  /s/ Gerard J. D'Anduano
                                           -----------------------------------

                                        ROBERT B. KINNEY


                                        By:  /s/ Robert B. Kinney
                                           -----------------------------------

                                        THOMAS J. CONTINO


                                        By:  /s/ Thomas J. Contino
                                           -----------------------------------

                                        R.A. SCHAEFER, M.D.


                                        By:  /s/ R.A. Schaefer, M.D.
                                           -----------------------------------

                                        JULIUS ROMA


                                        By:  /s/ Julius Roma
                                           -----------------------------------


                                        OSCAR GARZA


                                        By:  /s/  Oscar Garza
                                           -----------------------------------


                                        ROBERT W. DUGGAN


                                        By:  /s/  Robert W. Duggan
                                           -----------------------------------

                                        JACK GILBERT


                                        By:  /s/  Jack Gilbert
                                           -----------------------------------


                                        ALPHA CAPITAL AG


                                        By:  /s/ Illegible
                                           -----------------------------------
                                           Name: Illegible
                                           Title: Director


                                        ELLIS ENTERPRISES INC.


                                        By:  /s/ Julian Unger
                                           -----------------------------------
                                           Name: Julian Unger
                                           Title: Director


                                        PENNY LANE PARTNERS, L.P.


                                         By: Penny Lane Associates, L.P., G.P.


                                             By: Penny Lane, Inc., G./P.


                                             By:  /s/ William R. Denslow, Jr.
                                                -------------------------------
                                                Name: William R. Denslow, Jr.
                                                Title: Chairman

                                        SILVER OAK INVESTMENTS, INC.


                                        By:  /s/  Murray Todd
                                           ------------------------------------
                                           Name: Murray Todd
                                           Title: Director


                                        MARK COLLINS


                                        By:  /s/  Mark Collins
                                           ------------------------------------


                                        BLUEFIN PARTNERS


                                        By:  /s/ Stephen Schwartz
                                           ------------------------------------
                                           Name: Stephen Schwartz
                                           Title: President


                                        ROBERT A. MELNICK


                                        By:  /s/  Robert A. Melnick
                                           ------------------------------------


                                        JEFF HERMANSON


                                        By:  /s/  Jeff Hermanson
                                           ------------------------------------


                                        DAVID WIENER


                                        By:  /s/  David Wiener
                                           ------------------------------------

                                        MICHAEL LOEW


                                        By:  /s/  Michael Loew
                                           ------------------------------------

                                        RHP MASTER FUND, LTD.


                                        By: Rock Hill Investment Management,
                                            L.P.


                                            By: RHP General Partner, LLC


                                                By:  /s/  Illegible
                                                   -----------------------------
                                                   Name: Illegible
                                                   Title: Managing Partner


                                         TRAUTMAN WASSERMAN 8701


                                         By:  /s/  Robert Spiegel
                                           ------------------------------------
                                           Name: Robert Spiegel
                                           Title: General Partner

                                    EXHIBIT A
                               LIST OF PURCHASERS

SDS Merchant Fund, L.P.
c/o SDS Capital Partners
53 Forest Avenue, 2nd Floor
Old Greenwich, CT 06870
Attention: Steve Derby
Fax No.: (203) 967-5851

Sargon Capital International Fund Ltd.
c/o Sargon Capital LLC
6 Louis Drive
Montville, NJ 07045
Attention: Margaret Chu
Fax No.: (203) 967-5851

DMG Legacy Fund LLC
c/o DMG Advisors
53 Forest Avenue, Suite 202
Old Greenwich, CT 06870
Attention: Andrew Wilder
Fax No.: (203) 967-5751

DMG Legacy Institutional Fund LLC
c/o DMG Advisors
53 Forest Avenue, Suite 202
Old Greenwich, CT 06870
Attention: Andrew Wilder
Fax No.: (203) 967-5751

DMG Legacy International Ltd.
c/o DMG Advisors
53 Forest Avenue, 2nd Floor
Old Greenwich, CT 06870
Attention: Andrew Wilder
Fax No.: (203) 967-5751

Steven Derby
c/o SDS Capital Partners
53 Forest Avenue, 2nd Floor
Old Greenwich, CT 06870
Fax No.: (203) 967-5851

Burnham Hill
900 Park Avenue
New York, NY 10021
Attention: Cass Gunther
Fax No. : N/A

William King
c/o Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: William King
Fax No.: N/A

Gerald Wolfe
c/o Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Gerald Wolfe
Fax No.: N/A

Dan Foley
c/o Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Mark Gillis
Fax No.: (914) 206-3828

Jerdan Enterprises, Inc.
c/o Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Myles Jerdan
Fax No.: (770) 426-9534

Bedding Discounters, Inc.
c/o Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Elliot Sobol
Fax No.: (718) 238-8224

Ashraf Abdelaal & Kathryn Capo
c/o Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Ashraf Abdelaal
Fax No.: (516) 374-1317

Michel F. Pokel
Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Mike Pokel
Fax No.: (262) 724-4200

Stonestreet Limited Partnership
320         Bay         Street,          Ste.
1300
Toronto, Ontario M5H4A6
Fax No.: (416) 956-8989
Attention: Michael Finkelstein

Greenwich Growth Fund Limited
c/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario M5H4A6
Fax No.: (416) 956-8989
Attention: Tricia Webb

01144 Ltd.
c/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario M5H4A6
Fax No.: (416) 869-3632
Attention: Michelle McKinnon

Allen Weiss
Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Mark Gillis
Fax No.: (914) 206-3828

James K. Lehman
Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: James K. Lehman
Fax No.: (803) 933-4253

Stuart Jacobson
Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Stuart Jacobson
Fax No.: (770) 682-2230

Gerard J. D'anduono
216 Quail Lane South
Lanoka Harbor, NJ 08734
Fax No.: N/A

Robert B. Kinney
Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Mark Gillis
Fax No.: (914) 206-3828

Thomas J. Contino
115 South Appletree Street
Howell, NJ 07731
Fax No.: N/A

R.A. Schafer, M.D.
Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Rick Schafer
Fax No.: (603) 362-6439

Julius Roma
Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Julius Roma
Fax No.: N/A

Oscar Garza
Kimball & Cross Investment Management
c/o Mark J. Gillis
153 Dutch Street
Montrose, NY 10548
Attention: Oscar Garza
Fax No.: N/A

Robert W. Duggan
c/o Duggan & Associates
1933 Cliff Drive, Suite 30
Santa Barbara, CA 93109
Attention: Mike Shields
Fax No.: (805) 965-5053

Jack Gilbert
15456 Coutolenc Rd.
Magalia, CA 95954
Fax No.: (530) 873-5087

Alpha Capital AG
c/o L.H. Financial
160 Central Park South, Suite 2701
New York, NY 10019
Attention: Ari Kluger
Fax No.: (212) 586-8244

Ellis Enterprises Inc.
c/o Matt Drillman
212 Juniper Circle North
Lawrence, NY 11559
Attention: Julian Unger
Fax No.: 011 445 465 001

Penny Lane Partners, L.P.
One Palmer Square,  Suite 309  Princeton,  NJ
08542
Attention: William R. Denslow, Jr.
Fax No.: 609-497-0611

With copies to:
William R. Denslow, Jr.
Penny Lane Advisors, Inc.
108 Forest Avenue
P.O. Box 447 Locust Valley, NY 11560 Fax No.: 516-759-4653

and

Adam Weinstein
O'Melveny & Meyers LLP
30 Rockefeller Plaza
New York, NY  10112
Fax No.: 212-408-2420

Silver Oak Investments, Inc.
350 California Street, Suite 1750
San Francisco, CA 94104
Attention: Murray Todd
Fax No.: (415) 217-7072

Mark Collins
6 Ruth's Road
Crested Butte, CO 81224
Fax No.: (970) 349-0932

Bluefin Partners
6630 NW 101 Terrace
Parkland, FL 33079
Attention: Stephen Schwartz
Fax No.: (954) 752-2143

Robert A. Melnick
1074 Bonnie Brae Blvd.
Denver, CO 80209
Fax No.: N/A

Jeff Hermanson
1430 Larimer Square, #200
Denver, CO 80202
Fax No.: (303) 623-1041

David Wiener
10 Iron Canyon Ct.
Park City, UT 84060
Fax No.: (435) 649-3458

Michael Loew
507 East 80th Street, #4F
New York, NY 10021
Fax No.: (212) 585-1154

RHP Master Fund, Ltd.
c/o Rock Hill Investment Management, L.P.
Three Bala Plaza-East, Suite 585
Cynwyd, PA 19004
Attention: Wayne D. Bloch
Fax No.: (610) 949-9600

Trautman Wasserman 8701  Opportunities  Fund,
LP
500 Fifth Avenue Ste. 1440
New York, NY 10110
Attention: Robert Spiegel
Fax No.: (212) 575-6589

                                    EXHIBIT B
                                 FORM OF OPINION

1. The Seller is the legal, beneficial and registered owner of the Shares, free and clear of any liens, charges or encumbrances.

2. The offer and sale of the Shares is exempt from registration under the Securities Act of 1933, as amended.

3. The Seller is not an "affiliate" (as such term is defined under Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) of the Company.

                                  SCHEDULE 1.1
                             SHARES TO BE PURCHASED



                                  Shares of
     Purchaser                  Common Stock             Purchase Price
---------------------    -------------------------  ---------------------------